Exhibit 10.4

EXECUTION VERSION

April 12th, 2019

BETWEEN

TALEND SA

As Pledgor

AND

PACIFIC WESTERN BANK

As Beneficiary

_______________________________________________

FIRST RANK ACCOUNTS PLEDGE AGREEMENT

(Nantissement de soldes de comptes bancaires)

______________________________________________

LPA-CGR avocats

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	5
2.	FIRST RANKING PLEDGE	7
3.	SITUATION OF THE PARTIES PRIOR TO THE DATE OF BLOCKING NOTICE	8
4.	SITUATION OF THE PARTIES FOLLOWING THE DATE OF BLOCKING NOTICE	8
5.	RESTITUTION DATE	8
6.	ENFORCEMENT OF THE PLEDGE	9
7.	REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR	9
8.	COVENANTS OF THE PLEDGOR	11
9	INDEMNITY	12
10	COSTS AND EXPENSES	12
11	DELEGATION	13
12	POWER OF ATTORNEY	13
13	SUCCESSORS AND ASSIGNS	13
14	TERM AND RELEASE	14
15	MISCELLANEOUS	14
16	NOTICES	15
17	GOVERNING LAW – JURISDICTION	16

THIS ACCOUNTS PLEDGE AGREEMENT HAS BEEN ENTERED INTO ON APRIL 12th, 2019, BETWEEN:

1.   TALEND SA, a  société anonyme, with a share capital of EUR2,417,390.40, incorporated under French laws, whose registered office is at 9 rue Pages, 92150 Suresnes, France, registered with the corporate and trade register of Nanterre under number 484 175 252;

hereinafter referred to as the "Pledgor",

AND

2.    PACIFIC WESTERN BANK, a California State chartered bank, whose registered office is located at 406 Blackwell Street, Suite 240, Durham, North Carolina 27701, United States;

hereinafter referred to as the "Beneficiary" ,

The above-mentioned parties being hereafter named each a “Party”, or, together, the “Parties”.

WHEREAS:

A.        Within the framework of their activity, Talend, Inc., Talend USA, INC. and Stitch, Inc. (hereinafter jointly and severally the “Borrowers”), contacted the Beneficiary to obtain a facility for the Borrowers' working capital and general corporate purposes.

B.        Pursuant to a Loan and Security Agreement executed on February 14, 2019, the Beneficiary, as Lender, has agreed to make available to the Borrowers credit in an amount not exceeding thirty million US Dollars ($30,000,000) (hereinafter the “Loan Agreement”).

C.        Clause 8(b) of the Schedule to the Loan Agreement provides for the obligation for the Pledgor to grant to the Beneficiary a Continuing Guaranty (the "Guarantee") as well as security over certain of its assets to secure the payment and performance of all of the Secured Obligations (as defined hereinafter).

D.       The Pledgor has undertaken to provide to the Beneficiary a first ranking pledge over its bank accounts, to the benefit of the Beneficiary, under the terms of this first ranking accounts pledge agreement (hereinafter with its Schedules as amended, restated or supplemented in the future referred to as the “Pledge Agreement”).

IT HAS THEREFORE BEEN AGREED AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATION

1.1     Defined Terms

The following terms and expressions used in this Pledge Agreement and in the recitals of this Pledge Agreement shall, unless the context requires otherwise or otherwise mentioned in the Supplemental Agreement, have the following meanings:

"Accounts"

means the account(s) opened in the name of the Pledgor in the books of the Account Holder(s) as identified in Schedule 1 (Details of each account) together with any account to be operated in accordance with Clause 8.7.

"Account Holder"	means any account holder as identified in Schedule 1 (Details of each account).
"Beneficiary"	means Pacific Western Bank, as further described in the recitals, and any of its assignees or successors.
"Blocking Notice"	has the meaning given to it in Clause 3.2.
"Credit Balance"	means any and all sums from time to time standing to the credit of any Account or the total thereof.
"Date of Blocking Notice"	means the first Business Day (as defined in the Loan Agreement) following the date of receipt by the Account Holder of a Blocking Notice.
"Enforcement Date"	has the meaning given to it in Clause 6.1.
"Enforcement Notice"	means the notice substantially in the form set out in Schedule 4.
"Finance Documents"

mean the Loan Documents, as defined in clause 8 (Definitions) of the Loan Agreement, the Supplemental Agreement, the Pledge Agreement, any other security document entered into between the Pledgor and the Beneficiary as security for the Secured Obligations and any other documents designated as such by the Pledgor and the Beneficiary.

"Loan Agreement"	shall have the meaning indicated in the recitals of this Pledge Agreement.
"Notification Event"

means the occurrence of any of the following events: (i) a Borrower's payment default pursuant to clause 7.1 (b) of the Loan Agreement, (ii) the acceleration of the Loans pursuant to clause 7.2(b) of the Loan Agreement or (iii) a Pledgor's payment default under the Guarantee issued on or about the date hereof in favour of the Beneficiary as security for the Secured Obligations, following receipt of a valid payment request from the Beneficiary.

"Pledged Accounts"	means collectively the Accounts, including all sub-accounts.
"Restitution Date"	has the meaning given to it in Clause 5.

"Secured Obligations"

means all present and future, including contingent and limited obligations of the Borrowers and/or the Pledgor or pursuant to the provisions of the Loan Agreement towards the Beneficiary, arising under or in connection with the Loan Agreement, this Pledge Agreement or any other Finance Document, including all interest, fees, costs, penalties and expenses owing by the Pledgor to the Beneficiary under the Loan Agreement, this Pledge Agreement or any other Finance Document to which it is a party, in each case together with all accruing interest and all losses, costs, charges and expenses incurred by the Beneficiary in connection with the protection, preservation or enforcement of its rights against the Pledgor with respect to the Finance Documents subject to relevant provisions of the Finance Documents (including Clause 10).

Supplemental Agreement	means the supplemental agreement entered into on the date hereof between the Pledgor as guarantor and the Beneficiary as lender.

1.2     Interpretation

(a)     In this Pledge Agreement, unless a contrary provision appears, a reference to:

(i)      a Clause is a reference to a clause of this Pledge Agreement;

(ii)     a Schedule is a reference to a schedule of this Pledge Agreement;

(iii)    words importing the plural shall include the singular and vice versa;

(iv)    a person is a reference to or includes its successors and assignees; and

(v)    an agreement or document includes a reference to that agreement or document as varied or novated at any time.

(b)    The headings in this Pledge Agreement are for convenience only and are to be ignored in construing this Pledge Agreement.

(c)     If there is any conflict between the provisions in this Pledge Agreement and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall prevail.

(d)    The principles of interpretation set out in the Loan Agreement shall apply mutatis mutandis to this Pledge Agreement.

2.       FIRST RANKING PLEDGE

2.1     As security for the due performance, payment and discharge in full of the Secured Obligations, the Pledgor hereby irrevocably grants in favour of the Beneficiary, who accepts it, a first ranking pledge (nantissement de premier rang) over the Credit Balance in accordance with Article 2360 of the French Civil Code (Code civil)) and Articles L. 521-1 et seq. of the French Commercial Code (Code de commerce) (hereinafter the "Pledge").

2.2    Any right of the Pledgor on the amount credited on any of the Pledged Accounts shall immediately become part of the Pledge.

2.3    In case of enforcement of the Pledge Agreement, the Pledgor agrees that the Beneficiary will enforce the Pledge as security for the Secured Obligations, pursuant to the terms of this Pledge Agreement and shall have no recourse over the assets of the Pledgor other than the Credit Balance, in accordance with the provisions of Article 2334 of the French Civil Code (Code civil).

2.4    This Pledge Agreement shall be notified (substantially in the form attached in Schedule 2) upon signature by the Beneficiary to the Account Holders solely for perfection purposes as provided in Article 2362 of the French Civil code (Code civil) and without triggering any obligation for the Account Holders to pay off in the hands of the Beneficiary until the issuance of a Blocking Notice, by way of exception to the provisions of Article 2363 of the French Civil code (Code civil).

2.5    The security interest constituted by virtue of the Pledge Agreement will not be considered extinguished and will not be affected by the punctual instalments made for payment and/or partial reimbursement of the Secured Obligations.

2.6    The Pledgor irrevocably and definitively waives, by the execution of this Pledge Agreement, its right to require from the Beneficiary to perform or exercise any other right or security interest towards any other person, before exercising its rights under the Pledge Agreement and any right to require the Beneficiary to exercise its rights in a specific order.

3.       SITUATION OF THE PARTIES PRIOR TO THE DATE OF BLOCKING NOTICE

3.1    Until the Date of Blocking Notice, the Pledgor shall be entitled to withdraw any monies standing to the credit of the Pledged Accounts and may freely dispose of any amount standing to the credit of the Pledged Accounts in accordance with and subject to the provisions of the Loan Agreement.

3.2    Upon the occurrence of a Notification Event, the Beneficiary may notify any Account Holder of the blocking of the Pledged Accounts until further notice, in accordance with Articles 2362 and 2363 of the French Civil Code (Code civil), by sending a notice (with a copy to the Pledgor for information) in the form attached in Schedule 3 (the "Blocking Notice").

4.       SITUATION OF THE PARTIES FOLLOWING THE DATE OF BLOCKING NOTICE

4.1    From the Date of Blocking Notice, the Pledgor agrees not to dispose of any amount appearing on the credit of any of the Pledged Accounts at the Date of Blocking Notice as well as all amount that would come to be credited on the aforementioned Pledged Accounts, until the Enforcement Date or the Restitution Date, being understood that from the Date of Blocking Notice, the Pledged Account shall remain opened.

4.2     From the Date of Blocking Notice, the Account Holder may not authorise any debit operation unless such debit operation (i) has been expressly agreed by the Beneficiary, (ii) is a payment of Secured Obligations or (iii) is a payment of interests, commissions and expenses owed by the Pledgor to the Account Holder within to its day-to-day operations.

5.       RESTITUTION DATE

5.1     If the Notification Event is further remedied or waived, the Beneficiary shall promptly send a notice to the Account Holder(s) having received a Blocking Notice instructing them to unblock the Pledged Accounts and the provisions of Clause 3.1 will apply again.

5.2     From the date on which the Beneficiary will notify the Account Holder(s) of the unblocking of the Pledged Accounts, the Pledgor shall again be entitled to dispose of the amounts appearing on the credit of the Pledged Accounts in accordance with the Loan Agreement (hereinafter the "Restitution Date").

6.       ENFORCEMENT OF THE PLEDGE

6.1    Upon the occurrence of a Notification Event which is continuing, the Beneficiary shall be entitled to, in accordance with the law and subject to the provisions of Article 2360 of the French Civil Code (Code civil), allocate, in its sole discretion and without any formalities whatsoever, at any time (hereinafter, for the purpose of this Clause, the "Enforcement Date") the Credit Balance of the Pledged Accounts, as it will then appear, to the payment of the Secured Obligations, decreased by the amount due under the payment referred to below, as they appear in the books of the Pledgor:

(i)        checks drawn from the concerned account and dated at the latest of the Business Day preceding the Date of Blocking Notice;

(ii)       transfer orders received before the Date of Blocking Notice and withdrawals presented before the Date of Blocking Notice; and

(iii)      all interests, commissions and expenses owed by the Pledgor to the Account Holder pursuant to its day-to-day operations at the Date of Blocking Notice.

6.2    In accordance with Article 2366 of French Civil Code (Code civil), the Beneficiary agrees to promptly repay to the Pledgor all amounts that it would have received in excess of the amounts outstanding under the Secured Obligations, it being specified that the Parties allow set-off.

7.       REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR

The Pledgor expressly reiterates hereby representations and warranties of section 1 (Representations, Warranties and Covenants of Guarantor) of the Supplemental Agreement and hereby represents and warrants to the Beneficiary that, on the date of this Pledge Agreement and for the duration of the Pledge Agreement:

7.1    this Pledge Agreement shall constitute a non-possessory first-priority perfected and enforceable security interest over the Pledged Accounts (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally),  subject only to the Permitted Liens, it being specified that the Pledge will only be enforceable as against the Account Holder(s) when notified to them pursuant to Clause 2.4;

7.2    the execution, delivery and performance by the Pledgor of this Pledge Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized by the Pledgor, (ii) are not subject to any consents required to be obtained by the Pledgor, which have not been obtained, (iii) are enforceable against Pledgor in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iv) do not violate Pledgor’s articles or certificate of incorporation, or Pledgor’s by-laws, or any law or any material agreement or instrument, which is binding upon Pledgor or its property;

7.3    there is no action, claims or proceeding before any court or administrative authority, pending or threatened in writing, that could affect the validity, applicability or the capacity of the Pledgor to perform its obligations under this Pledge Agreement;

7.4    it is the sole and beneficial owner of the Pledged Accounts and the related Credit Balances and will remain the sole and beneficial owner of the Pledged Accounts and the related Credit Balances;

7.5    from the entry into force of this Pledge Agreement, the Pledged Accounts and all monies that are credited in it are and will remain free of any third party right (other than those of the Account Holder(s)), except for the Pledge, any Permitted Lien and any adverse claim in an amount lower than USD 1,000,000;

7.6    the amendments of the Secured Obligations are immediately enforceable against it, automatically and without any formalities whatsoever. The novation shall not be presumed by the Pledgor which shall only invoke it if the Beneficiary has expressly notified its will to perform the novation;

7.7    there will be no several and joint liability or indivisibility between any successors and assignees of the Beneficiary;

7.8    this Pledge Agreement does not affect and will not affect in any way the nature and the scope of all the guarantees and the actual or personal commitments which may have been or would be entered into or granted by the Pledgor or any third party to which it is added or will be added;

7.9    it will provide the Beneficiary with any information relating to the Pledged Accounts that the Beneficiary reasonably requests, including any litigation related to them;

7.10  the Pledgor is not on the date of this Pledge Agreement either (a) insolvent or (b) informed of an action or proceedings whatsoever initiated, in the course of a bankruptcy proceedings, for the purpose of requesting the suspension of payment, the dissolution or liquidation or ad hoc proceedings or the opening of a safeguard proceedings or the appointment of a mediator or a conciliator or any other similar proceedings described in the Livre Sixième of the French Commercial Code (Code de Commerce) or any other similar proceedings provided by any other applicable law;

7.11  the Pledgor shall refrain, in order to discharge itself from its undertaking, to invoke any change in the legal structure of the Beneficiary even though it would create a new legal entity, provided that the Secured Obligations are validly transferred to the new legal entity;

7.12   the Pledgor shall not be discharged by:

(i)        any modifications to the Loan Agreement (occurring one or several times provided those do not cause a novation);

(ii)       the addition or the removal of new security interests, new creditors or new debtors;

(iii)      a prorogation of the repayment date of the Loans in accordance with the provisions of the Loan Agreement;

(iv)       the addition of new forms of drawdown of the Loan Agreement;

(v)        any changes in the account currency or settling of the Loan Agreement;

(vi)       the renewal, even tacit, of the Loans in compliance with the provisions of the Loan Agreement which would affect in any way the provisions of the Loan Agreement;

7.13  the Pledgor represents and warrants that changes to the Secured Obligations will immediately, automatically and without formality (except those required by law) be included into the scope of the Secured Obligations. Novation shall not be presumed by the Pledgor who shall only be able to invoke it if the Beneficiary, expressly states its intention to carry-out a novation without prejudice to the provisions of Clause 7.9;

7.14  in case of assignment, conveyance or transfer of all or part of its rights and obligations by any of the Beneficiary as provided under the Loan Agreement, the Beneficiary reserves and preserves specifically, which the Pledgor hereby expressly accepts, all its rights, actions and privileges under this Pledge Agreement in favor of the relevant transferees, pursuant to the provisions of Article 1334 of the French Civil Code (Code Civil) so that the Pledge may guarantee the Secured Obligations for the benefit of such transferee without any further formality in the event such assignment, conveyance or transfer might be regarded as a novation under French law.

8.       COVENANTS OF THE PLEDGOR

8.1     The Pledgor hereby covenants to the Beneficiary that:

(a)          it will not assign, transfer or otherwise dispose of, nor suffer or permit any of the same to occur with respect to, any Pledged Account or any Credit Balance or its rights attached to such Pledged Account or such Credit Balance to the benefit of a party other than the Beneficiary and other than Permitted Liens, it being understood that the Pledgor is entitled to freely use any Pledged Account pursuant to Clause 3.1;

(b)          it will perform all acts and execute all documents and instrument and as the Beneficiary may reasonably request from time to time in order to evidence, perfect, maintain or enforce the Pledge or otherwise in furtherance of the provisions of this Pledge Agreement;

(c)          it will not create, grant or permit to subsist any pledge, charge, lien or other security over any Account or any Credit Balance, except any Permitted Lien;

(d)          to the extent permitted under applicable law, it will not agree to the exercise by any person other than the Beneficiary of any right, and hereby waives any right which it may have, now or hereafter, to assert or counter-claim against or with respect to any Pledged Account or any Credit Balance;

(e)          it will furnish upon demand to the Beneficiary such information, reports and records in respect of any Account and any Credit Balance as the Beneficiary may reasonably request from time to time;

(f)           it will not locate or permit to locate any cash received from any person whatsoever, for whatever reason, in an account other than an Account, except for factoring accounts which may be opened with factors from time to time in accordance with the provisions of the Loan Agreement and/or excluded accounts;

(g)          it will not open an account either with any Account Holder or with another bank without the prior Beneficiary's written consent unless the said account is pledged in favour of the Beneficiary pursuant to the same terms and conditions as stated in this Pledge Agreement, in such case the prior Beneficiary's written consent is not required;

(h)         after the occurrence of a Notification Event, it shall not close any of the Pledged Accounts without prior written notice to the Beneficiary.

8.2       In addition to the undertakings made in section 1 (Representations, Warranties and Covenants of Guarantor) of the Supplemental Agreement, the Pledgor covenants on the date of the Pledge Agreement and for the duration of the Pledge Agreement not to conclude any agreement that the terms would have a material adverse effect on the rights of the Beneficiary under this Pledge Agreement.

9        INDEMNITY

The Pledgor must indemnify, promptly on reasonable demand, the Beneficiary against any liabilities and claims incurred by or made against the Beneficiary for anything done or omitted in the reasonable exercise or purported exercise of the powers contained in this Pledge Agreement or as a result of any breach of the Pledgor of any of its obligations or undertakings in this Pledge Agreement except for any liabilities and claims incurred by, or made against, the Beneficiary caused by the gross negligence or wilful misconduct of the Beneficiary.

10      COSTS AND EXPENSES

The Pledgor undertakes, from time to time on demand of the Beneficiary, to indemnify the Beneficiary, in respect of all reasonable costs and expenses, incurred by the latter and/or by every attorney, manager, agent or other person appointed by it, in relation to the amendment or enforcement of this Pledge Agreement, including legal fees and expenses, and all charges, duties, taxes or registration fees relating thereto.

11      DELEGATION

11.1  The Beneficiary or any person appointed by the Beneficiary may delegate by power of attorney or in any other manner to any properly qualified person or persons any right, power, authority and discretion exercisable by the Beneficiary under this Pledge Agreement in relation to the Pledge.

11.2  Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Beneficiary or such person appointed by the Beneficiary may think fit.

11.3  Neither the Beneficiary nor any such person appointed by the Beneficiary will be in any way liable or responsible to the Pledgor for any loss or damage arising from any fact, default, omission or misconduct on the part of any such delegate or sub-delegate.

12      POWER OF ATTORNEY

12.1  The Pledgor hereby, in order more fully to secure the performance of its obligations hereunder, appoints the Beneficiary and every person appointed by the Beneficiary hereunder to be its attorney (mandataire) acting severally, and on its behalf and in its name or otherwise, to execute and do all such assurances, acts and things which the Pledgor is required to do and fails to do under the covenants and provisions contained in this Pledge Agreement.

12.2  The Pledgor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney as is mentioned in Clause 12.1 above shall properly do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretion referred to in such Clause.

13      SUCCESSORS AND ASSIGNS

13.1  All the rights, privileges, powers and actions of the Beneficiary will ensure to the benefit of its permitted successors and assigns in accordance with clause 9.13 of the Loan Agreement.

13.2  The Pledgor shall not assign, transfer, novate or dispose of any of, or any interest in its rights and/or obligations hereunder.

13.3  The Beneficiary shall be entitled to assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations hereunder to a third party in accordance with the Loan Agreement.

13.4  In the event of an assignment, a transfer, a novation or disposal of all or part of the rights and obligations by the Beneficiary which might be regarded as a novation under French law, the Beneficiary expressly reserves the rights, powers, privileges and actions that it enjoys under this Pledge Agreement in favor of its assignees or, as the case may be, its successors, in accordance with the provisions of Article 1334 of the French Civil Code (Code Civil).

14      TERM AND RELEASE

14.1  The Pledge enters into force on the date hereof and remains enforceable until the date on which effective repayment and payment of all sums due by the Borrowers to the Beneficiary under the Finance Documents (other than contingent indemnification and reimbursement obligations not yet due, and obligations which have been cash collateralized in an amount equal to such obligations, in a manner reasonably acceptable to the Beneficiary) is made and the Loan Agreement is terminated (the “Discharge Date”), it being specified that the Beneficiary shall expressly release the Pledge and all the rights of the Beneficiary under the Pledge Agreement following the Discharge Date.

14.2  The Beneficiary undertakes to execute and remit to the Pledgor, at such Pledgor’s cost and if so requested, all certificates that the said Pledgor may reasonably request in order to confirm the above release.

15      MISCELLANEOUS

15.1  The Beneficiary shall not be liable for any loss on realization, or for any default or omission in exercising its rights hereunder. The Pledgor alone shall be responsible for its own contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by it and the Beneficiary shall not incur any liability therefore (either to the Pledgor or any other person whatsoever) for any reason whatsoever.

15.2   No failure to exercise, or any delay in exercising, by the Beneficiary any right or remedy under this Pledge Agreement shall operate as a waiver thereof. Nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The Beneficiary shall not assume any responsibility towards the Pledgor or its legal successors, individually or generally, due to the late exercise or failure to exercise the rights and prerogatives conferred on the Beneficiary by this Pledge Agreement. The rights and remedies provided for in this Pledge Agreement are cumulative and not exclusive of any rights or remedies provided by law and may be waived only in writing and specifically.

15.3  A waiver by the Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Beneficiary would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

15.4  The security created by this Pledge Agreement shall be in addition to, and shall not in any way be prejudiced or affected by, and shall be without prejudice to, any other security or guarantee from time to time held by the Beneficiary in respect of the Secured Obligations or any thereof.

15.5  In the event that one or more provisions of this Pledge Agreement is considered illegal, invalid or unenforceable, this Pledge Agreement shall be interpreted as if it did not contain that provision and the nullity or invalidity of the said provision shall not affect the validity or the performance of the other provisions of this Pledge Agreement, which shall nevertheless remain legal and valid and shall continue to be in force.

15.6  The parties to this Pledge Agreement recognize that this Pledge Agreement has the sole objective of establishing the present security for the benefit of the Beneficiary and does not have the objective or effect of modifying the rights and obligations set out in the Loan Agreement.

15.7  The Beneficiary is not liable for any losses arising from the exercise by the Beneficiary of any rights or privileges under this Pledge Agreement, except in cases of voluntary or gross negligence (faute lourde ou intentionnelle).

16      NOTICES

Unless otherwise specified in the Pledge Agreement, every notice, request, demand or other communication under this Pledge Agreement or relating to it, shall be in the English language and made in writing by registered mail with acknowledgment of receipt or by first-class prepaid letter (airmail if available) or by facsimile transmission or by e-mail as described below:

16.1   Address

Address, e-mail and facsimile number of the Parties are as described below (if necessary, the name of the service or responsible):

For the Pledgor:

TALEND

Address:	9 rue Pages
92150 Suresnes
Attention:	Emmanuel Samson
Telephone:	+33 (0) 1.80.42.00.77
Email:	esamson@talend.com

For the Beneficiary:

PACIFIC WESTERN BANK

Address:	406 Blackwell Street, Suite 240, Durham
North Carolina 27701
United States
Name:	Mr. Nick Nance

or any other address, facsimile number or service name or a responsible should be indicated subject to prior notice of at least 5 (five) Business Days.

16.2   Reception

Any notice, request, demand or other communication made under this Pledge Agreement shall be deemed to have been received only:

(a)     for a facsimile, when received in a readable form;

(b)     for a letter when it is filed to the right place or 5 (five) Business Days after being mailed in an envelope labeled with the correct address;

(c)     by a registered letter with return receipt, at the date of the first presentation; and

(d)     assuming it was specified a service or a responsible recipient, provided that the communication was addressed to such service or person.

A communication addressed to a Party shall not produce effects until it is deemed to have been received by the Party as detailed above and provided that it contains an explicit mention of the service or responsible recipient indicated above the name of the Party (or any other service or responsible that the Party may have indicated).

17      GOVERNING LAW – JURISDICTION

17.1  This Pledge Agreement shall be governed by and construed in all respects in accordance with French law.

17.2  The Parties expressly and specifically accept, pursuant to Article 23 of Council Regulation n°1215/2012, to give exclusive jurisdiction to the courts within the territorial jurisdiction of the Commercial Court of Paris to settle any dispute that may arise between the Parties in connection with the construction or performance of this Pledge Agreement.

(Signatures on the following page)

This signature page refers to the Bank Account Pledge Agreement.

Executed in Paris in two (2) originals, on the date first above written.

/s/ Emmanuel Samson	/s/ Stephen J. Berens
TALEND SA	PACIFIC WESTERN BANK
As Pledgor	As Beneficiary

Represented by: Emmanuel Samson	Represented by: Stephen J. Berens
duly authorized	duly authorized

SCHEDULE 1

DETAILS OF EACH ACCOUNT

SCHEDULE 2

NOTICE TO THE ACCOUNT HOLDER

Letter with Acknowledgement of Receipt

Lettre Recommandée avec Accusé de Réception

From :             [PACIFIC WESTERN BANK]

To:                  [DETAILS OF THE ACCOUNT HOLDER]

Copy :             TALEND SA as Pledgor

Dated: [___] 2019

Re: Pledge Agreement dated [___], 2019.

Dear Sirs,

We refer to the pledge agreement dated [___] 2019, a signed copy of which is attached thereto (the "Pledge Agreement"), entered into between Talend SA, a  société anonyme, whose registered office is at 9 rue Pages, 92150 Suresnes, France, registered with the Nanterre Registry under number 484 175 252 (hereinafter, the "Pledgor") and Pacific Western Bank, as Beneficiary, under the terms of which the Pledgor has granted to Pacific Western Bank’s benefit a first rank pledge without recourse over the Credit Balance of the bank accounts opened under its name in your books (hereinafter, the "Pledged Accounts") and which references are the following: [___].

Capitalised terms and expressions used in this notice shall have the same meaning given to them in the Pledge Agreement.

In accordance with Article 2362 of the French Civil Code (Code Civil), we hereby give you notice, for the sole purpose of perfection (opposabilité), of the Pledged Account(s) granted under the Pledge Agreement.

Accordingly, we hereby inform you that the Beneficiary may, after the date hereof, address to you:

(i)      a Blocking Notice instructing you to freeze the Pledged Accounts in accordance with the provisions of Clause 3.2. and Clause 4 of the Pledge Agreement; and/or

(ii)    an Enforcement Notice instructing you to pay directly to it the Credit Balances of the Pledged Accounts in accordance with Article 2365 of the French Civil Code (Code Civil).

This being stated, we hereby confirm that notwithstanding the terms of Article 2363 of the French Civil Code (Code Civil), the Pledgor may freely utilize the Pledged Accounts until a Blocking Notice or Enforcement Notice is addressed to you and the Pledgor by the Beneficiary.

We draw your attention to the fact that, pursuant to Clause 8 of the Pledge Agreement, the Pledgor has given you instructions to provide such information relating to the Pledged Accounts as the Beneficiary may request.

This letter is governed by French law.

Kind regards,

Pacific Western Bank

[___]

As Account Holder

Represented by:

Title:

By countersigning this letter, we acknowledge the receipt of the letter of notice

SCHEDULE 3

FORM OF THE LETTER OF BLOCKING NOTICE

[Letterhead of the Beneficiary]

[Debtor]

Registered letter with acknowledgment of receipt

Object: Blocking Notice pursuant to the first rank bank accounts pledge agreement dated [____] 2019.

Dear Sirs,

We are referring to the pledge agreement dated as of [___] 2019, a signed copy of which is attached thereto (the " Pledge Agreement"), entered into between Pacific Western Bank and the company Talend SA, a société anonyme, whose registered office is at 9 rue Pages, 92150 Suresnes, France, registered with the Nanterre Registry under number 484 175 252 (hereinafter, the "Pledgor"), under the terms of which the Pledgor has granted to Pacific Western Bank’s benefit a first rank pledge without recourse over the Credit Balance of the bank accounts opened under its name in your books (hereinafter, the "Pledged Accounts ") and which references are the following: [___].

Capitalized terms ad expressions used in this notice have the same meaning given to them in the Pledge Agreement.

Pledged Account(s): [___].

We hereby inform you that a Notification Event has occurred under the Pledge Agreement.

In accordance with the provisions of Article 2363 of the French Civil Code (Code civil), we are referring to the letter of notice dated as of [___] 2019 and instructing you to block the Pledged Accounts until further notice, it being specified that the Pledged Accounts may only be debited with:

(1)        On the Date of Blocking Notice:

(a)       checks drawn from the concerned account and dated at the latest of the Business Day preceding the Date of Blocking Notice;

(b)       transfer orders received before the Date of Blocking Notice and withdrawals presented before the Date of Blocking Notice; and

(c)       all interests, commissions and expenses owed by the Pledgor to the Account Holder pursuant to its day-to-day operations at the Date of Blocking Notice.

(2)        After the Date of Blocking Notice:

(a)        debit operation expressly agreed by the Beneficiary;

(b)       payments of Secured Obligations; or

(c)       payments of interests, commissions and expenses owed by the Pledgor to the Account Holder pursuant to its day-to-day operations.

Yours sincerely,

PACIFIC WESTERN BANK

SCHEDULE 4

FORM OF ENFORCEMENT NOTICE

From:  [BENEFICIARY]

To:      [DETAILS OF THE ACCOUNT HOLDER]

Copy : [TALEND SA]

Letter with Acknowledgement of Receipt

Lettre Recommandée avec Accusé de Réception

Dated: [___]

Object: Pledge Agreement dated [___], 2019.

Dear Sirs,

We are referring to the pledge agreement dated as of [___] 2019, a signed copy of which is attached thereto (the " Pledge Agreement"), entered into between Pacific Western Bank and the company Talend SA, a société anonyme, whose registered office is at 9 rue Pages, 92150 Suresnes, France, registered with the Nanterre Registry under number 484 175 252 (hereinafter, the "Pledgor"), under the terms of which the Pledgor has granted to Pacific Western Bank’s benefit a first rank pledge without recourse over the Credit Balance of the bank accounts opened under its name in your books (hereinafter, the "Pledged Accounts") and which references are the following: [___].

Capitalised terms and expressions used in this Enforcement Notice shall have the same meaning given to them in the Pledge Agreement.

We hereby inform you that, as of the date hereof, a Notification Event has occurred under the Pledge Agreement and is continuing and the amount of [___] euros (EUR [___]) under the Secured Obligations is due to the Beneficiary and remains unpaid.

In accordance with the provisions of Clause 6 (Enforcement of the Pledge) of the Pledge Agreement and upon receipt hereof, we hereby instruct you to transfer to the account number [___], all sums credited to the Pledged Accounts, subject to ongoing transactions as set out in Article 2360 of the French Civil Code (Code Civil).

Yours sincerely,

PACIFIC WESTERN BANK